YOUR VOTE IS IMPORTANT SIRIUS SATELLITE RADIO INC. VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK INTERNET TELEPHONE MAIL https://www.proxypush.com/siri 1-866-785-4033 OR • Use any touch-tone telephone. OR • Mark, sign and date your proxy · Go to the website address listed card . above. • Have your proxy card ready. · Follow the simple recorded • Detach your proxy card. • Have your proxy card ready. instructions. • Return your proxy card in the · Follow the simple instructions that postage-paid envelope provided. appear on your computer screen. 1-866-785-4033 CALL TOLL-FREE TO VOTE t DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET t
Please Vote, Sign, Date and            X Return Promptly in the
Enclosed Envelope. Votes must be indicated x ( ) in Black or Blue ink. FOR AGAINST ABSTAI N 1. To amend Sirius’s certificate of incorporation to increase the number of authorized To change your address, shares of SIRIUS common stock. please mark this box. 2. To approve the issuance of SIRIUS common stock, par value $0.001 per share, and the To include any comments, issuance of a new series of SIRIUS preferred stock, par value $0.001 per share, pursuant please mark this box. to the Merger Agreement, dated as of February 19, 2007, by and among Sirius Satellite Radio Inc., Vernon Merger Corporation and XM Satellite Radio Holdings Inc., as the same may be amended from time to time. 3. To approve any motion to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting. SCAN LINE The signature should correspond exactly wit h stockholders name as printed to the left. In case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardia n should give their full title . Date Stock Owner sign here Co-Owner sign here

SIRIUS SATELLITE RADIO INC. ADMISSION TICKET SPECIALM EETING OFS TOCKHOLDERS A.M. TO BE HELD AT THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING SIRIUS SATELLITE RADIO INC. Proxy Solicited on behalf of the Board of Directors of Sirius Satellite Radio Inc. The undersigned here by appoints Patrick L. Donnelly and Ruth A. Ziegler, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote the undersigned’s shares of Sirius Satellite Radio common stock (including any shares of common stock which the undersigned has the right to direct the proxies to vote under the Sirius Satellite Radio Inc. 401(k) Savings Plan) at the Special Meeting of Stockholders of SIRIUS SATELLITE RADIO INC. o t b e held on , at A.M., at , and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed on the reverse hereof by the Stockholder. If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3. ( Continued and to be dated and signed on the reverse side) SIRIUS SATELLITE RADIO I NC. P.O . BOX1 1492 NEW YORK, NY1 0203-0492